Exhibit 23.4

CONSENT OF WHITE AND CASE, S.C.

We hereby consent to the use of our name under the heading “Enforcement of Civil Liabilities” in the Registration Statement on Form S-4 of Kansas City Southern de Mexico, S.A. de C.V. filed with the Securities and Exchange Commission on September 17, 2013.

/s/ White and Case, S.C.

September 17, 2013